Exhibit 4.24

AMENDMENT NO. 3

TO THE DECLARATION OF TRUST OF UNUMPROVIDENT FINANCING TRUST III

This Amendment No. 3 to the Declaration of Trust of UnumProvident Financing Trust III (the “Trust”), dated as of November 6, 2008 (this “Amendment”), is entered into among Unum Group (successor in interest of UnumProvident Corporation), a Delaware corporation, as depositor, BNY Mellon Trust of Delaware, as trustee (the “Delaware Trustee”), The Bank of New York Mellon Trust Company, N.A., as trustee (the “Property Trustee”), and Susan N. Roth, an individual, as trustee.

WHEREAS, the parties hereto (or their predecessors in interest) entered into a Declaration of Trust of the Trust, dated as of August 14, 2000, as amended by Amendment No. 1 thereto, dated as of November 1, 2002, and as amended by Amendment No. 2 thereto, dated as of December 30, 2004 (as so amended, the “Original Declaration”), and a Certificate of the Trust was filed with the Secretary of State of the State of Delaware on August 14, 2000;

WHEREAS, the Property Trustee is the successor in interest to JPMorgan Chase Bank, N.A. and the Delaware Trustee is the successor in interest to Chase Bank USA, National Association; and

WHEREAS, the parties hereto desire to amend the Original Declaration to change the name of the Trust and to authorize the filing of an amendment to the Certificate of Trust of the Trust.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, agree as follows:

AMENDMENT

The name of the Trust shall be changed to “Unum Group Financing Trust II” and the trustees are authorized and directed to file an amendment to the Certificate of Trust in the form of Exhibit A hereto.

MISCELLANEOUS

1. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

2. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

3. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

4. Except as modified by this Amendment, the Original Declaration will remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

UNUM GROUP,
as Depositor

By:	/s/ Thomas R. Watjen
Name:	Thomas R. Watjen
Title:	President and Chief Executive Officer

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By:	/s/ Kristine K. Gulb
Name:	Kristine K. Gulb
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Property Trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

/s/ Susan N. Roth
Susan N. Roth, as Trustee

Exhibit A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

UNUMPROVIDENT FINANCING TRUST III

THIS Certificate of Amendment to Certificate of Trust of UnumProvident Financing Trust III (the “Trust”) is being duly executed and filed by the undersigned trustees to amend the Certificate of Trust of the Trust which was filed on August 14, 2000 (the “Certificate of Trust”), with the Secretary of State of the State of Delaware under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust amended hereby is UnumProvident Financing Trust III.

2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to Unum Group Financing Trust II.

3. Further Amendment of Trust. The Certificate of Trust of the Trust is further hereby amended by changing the name and business address of the trustee of the Trust with a principal place of business in the State of Delaware to: BNY Mellon Trust of Delaware, White Clay Center, Route 273, Newark, Delaware 19711.

4. Effective Date. This Certificate of Amendment shall be effective upon filing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned trustees of the Trust, have executed this Certificate of Amendment in accordance with Section 3811 of the Act.

BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as trustee

By:	/s/ Kristine K. Gulb
Name:	Kristine K. Gulb
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but solely as trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

/s/ Susan N. Roth
Susan N. Roth, not in her individual capacity but solely as trustee